Exhibit 99.1

IDT Corporation Reports First Quarter Fiscal 2017 Results

NEWARK, NJ — December 7, 2016: IDT Corporation (NYSE: IDT) reported diluted earnings per share (EPS) of $0.96 and Non-GAAP diluted EPS* of $0.44 on revenue of $369.2 million for the first quarter of its fiscal year 2017, the three months ended October 31, 2016.

HIGHLIGHTS

(Results for 1Q17 compared to 1Q16)

●	Revenue was $369.2 million compared to $390.6 million;

●	Income from operations was $5.2 million compared to $7.9 million;

●	Adjusted EBITDA* was $10.7 million compared to $13.0 million;

●	Diluted EPS was $0.96 - including a net benefit from income taxes of $14.4 million - compared to $0.18;

●	Non-GAAP diluted EPS* was $0.44 compared to $0.35;

●	IDT has declared a dividend of $0.19 per share for 1Q17 to be paid on or about December 23, 2016.

*Throughout this release, Adjusted EBITDA, Non-GAAP Net Income, and Non-GAAP diluted EPS for all periods presented are non-GAAP measures intended to provide useful information that supplements IDT’s or the relevant segment’s core results in accordance with GAAP. Please refer to the Reconciliation of Non-GAAP Financial Measures at the end of this release for an explanation of these terms and their respective reconciliation to the most directly comparable GAAP measure.

Management Remarks

Shmuel Jonas, IDT’s Chief Executive Officer, said, “IDT’s financial results for the first quarter fiscal 2017 include a year over year decline in revenue and a decrease in SG&A expense. Our continuing efforts to reduce overhead expense and streamline our operations mitigated the impact of the revenue loss on our bottom line. Our net income was impacted positively by a one-time benefit from income taxes among other factors.

“Operationally, we had a productive first quarter highlighted by the introduction of several new retail and wholesale products. Significantly, our key growth initiatives - Net2Phone Office, PicuP, National Retail Solutions and our Boss Revolution international money transfer business - all performed well. Beginning this quarter, we are expanding our reporting segment disclosure to provide additional visibility into some of these initiatives.”

1Q17 CONSOLIDATED RESULTS

Results (in millions, except EPS)	1Q17	4Q16	1Q16	1Q17 - 1Q16 Change (%/$)
Revenue	$369.2	$368.1	$390.6	(5.5)%
Direct cost of revenue	$313.0	$309.1	$324.5	(3.5)%
Direct cost of revenue as a percentage of revenue	84.8%	84.0%	83.1%	+170 BP
SG&A expense	$45.4	$48.9	$53.1	(14.4)%
Depreciation and amortization	$5.3	$5.0	$5.1	+4.9%
Severance expense	-	$6.3	-	-
Other (expense) gains	$(0.2)	$7.5	-	$(0.2)
Income from operations	$5.2	$6.2	$7.9	$(2.7)
Adjusted EBITDA*	$10.7	$10.0	$13.0	$(2.3)
Net income attributable to IDT	$21.9	$11.0	$4.2	+$17.7
Diluted EPS	$0.96	$0.48	$0.18	+$0.78
Non-GAAP net income*	$10.1	$11.5	$8.1	+$2.0
Non-GAAP diluted EPS*	$0.44	$0.50	$0.35	+$0.09
Net cash provided by operating activities	$5.5	$13.2	$14.0	$(8.5)

1Q17 OPERATING RESULTS BY SEGMENT

(Results are for 1Q17 unless otherwise noted).

Effective this quarter, IDT is creating a new reportable segment, Unified Communications as a Service (UCaaS). This new segment consists predominantly of the business lines formerly comprising the Hosted Platform Solutions product category within the Telecom Platform Services (TPS) segment. Accordingly, the TPS segment will now consist of three business categories: Retail Communications, Wholesale Carrier Services and Payment Services. All comparative periods presented have been reclassified and restated to reflect this new segment presentation.

Telecom Platform Services (TPS)

The Telecom Platform Services segment accounted for 97.5% of IDT’s revenue in 1Q17 compared to 96.9% in 1Q16 and 97.3% in 4Q16. TPS markets and distributes multiple communications and payments services across three broad business categories: Retail Communications, Wholesale Carrier Services and Payment Services. Most of the lines of business revenue previously reported in TPS’ Hosted Platform Services category are now included in the new UCaaS segment and the remainder has been shifted into the Wholesale Carrier Services category.

TPS’ quarterly minutes of use (MOU) in 1Q17 were 5.91 billion, a decrease from 6.72 billion (-12.1%) in 1Q16 and from 6.62 billion (-10.8%) in 4Q16. MOU in both Wholesale Carrier Services and Retail Communications decreased year over year and sequentially. In Retail Communications, MOU decreased for both BOSS Revolution voice products and traditional calling cards sold domestically and overseas.

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TPS’ revenue in 1Q17 was $360.0 million, a decrease from $378.6 million (-4.9%) in the year ago quarter and an increase from $358.1 million (+0.5%) in the prior quarter. The year over year revenue decline resulted from softness in both Retail Communications and Wholesale Carries Services, partially offset by growth in Payment Services. The sequential quarterly increase reflects growth in both Wholesale Carrier Services’ and Payment Services’ revenue offset by a decline in Retail Communications’ revenue.

TPS Revenue by Product Category (in millions)	1Q17	4Q16	1Q16	1Q17-1Q16 % Change in Revenue	1Q17 Revenue as a % of Total TPS Revenue
Retail Communications	$157.0	$163.6	$171.3	(8.3)%	43.6%
Wholesale Carrier Services	$143.3	$139.1	$151.8	(5.6)%	39.8%
Payment Services	$59.7	$55.4	$55.5	+7.4%	16.6%
Total TPS	$360.0	$358.1	$378.6	(4.9)%	100.0%

Retail Communications’ revenue in 1Q17 declined $14.3 million (-8.4%) year over year to $157.0 million. Sales of BOSS Revolution voice products, which accounted for over 85% of Retail Communications’ revenue, decreased 5.1%, reflecting continued declines in revenue generated in the US - Mexico corridor. Sales of traditional calling card products in the U.S. and overseas also decreased year over year in line with expectations.

Wholesale Carrier Services’ revenue in 1Q17 decreased $8.5 million (-5.6%) year over year to $143.3 million. The decrease resulted primarily from the absence in 1Q17 of a Latin American pricing opportunity pertaining to local currency exchange rate disparities, which existed in the year ago period.

Payment Services’ revenue in 1Q17 increased $4.2 million (+7.4%) year over year to $59.7 million. The sale of international mobile top-up (IMTU) minutes, which allows customers in the US to purchase air time for mobile phone users overseas, is currently the dominant line of business in the Payment Services vertical. IMTU revenue increased 4.2% compared to the year ago quarter, and was augmented by revenue gains generated by the BOSS Revolution international money remittance business (where revenue increased 151.8% year over year) and the smaller but also rapidly growing retail point-of-sale based services business, National Retail Solutions.

TPS’ direct cost of revenue in 1Q17, expressed as a percentage of TPS’ revenue, was 85.9%, an increase of 150 basis points year over year and 80 points sequentially, primarily reflecting margin pressure on Retail Communications and Wholesale Carrier Services offerings.

The year over year decreases in TPS’ MOU and revenue, as well the increase in direct cost as a percentage of revenue, reflect the collapse of rates industry-wide on the US to Mexico corridor as well as longer term secular trends impacting the telecom industry. These include increased competition from wireless network operators and MVNOs and alternative communications solutions such as over-the-top voice and messaging. In anticipation of these developments, IDT has increased investment in long term growth initiatives in recent years while reducing SG&A expense and streamlining operations.

TPS’ SG&A expense in 1Q17 decreased to $40.5 million from $45.2 million (-10.4%) in 1Q16 and from $41.9 million (-3.2%) in 4Q16. The year over year and sequential decreases primarily reflect reduced employee compensation costs and lower bad debt expense. TPS’ SG&A expense was 11.3% of TPS’ revenue in 1Q17, a 60 basis points decrease compared to the year ago quarter and a 40 basis point decrease compared to the prior quarter.

TPS’ depreciation and amortization expense in 1Q17 increased to $4.2 million from $3.8 million (+10.5%) in 1Q16 and from $3.9 million (+7.9%) in 4Q16. Depreciation increased year-over-year due to higher levels of capital expenditures in recent periods to support investments in new products, including our payment services’ offerings, Net2Phone Office, National Retail Solutions and the new BOSS Revolution calling app with messaging.

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TPS’ income from operations in 1Q17 decreased to $6.2 million from $10.0 million (-37.7%) in 1Q16 and from $9.1 million (-31.1%) in 4Q16. TPS’ Adjusted EBITDA decreased to $10.4 million from $13.8 million (-24.6%) in 1Q16 and from $11.4 million (-8.8%) in 4Q16.

Unified Communications as a Service (UCaaS)

The UCaaS segment is comprised of offerings from IDT’s Net2Phone division, including (1) cable telephony (2) Net2Phone Office, a hosted PBX service, (3) SIP trunking which supports inbound and outbound domestic and international calling from an IP PBX and, 4) PicuP, a highly-automated business phone service that answers, routes and manages voice calls. PicuP is currently in open beta. UCaaS’ lines of business were previously included in the TPS segment.

UCaaS’ revenue was $7.1 million in 1Q17 compared to $7.0 million in both 1Q16 and 4Q16. Year over year, revenue of Net2Phone Office increased by over 350%, but was mostly offset by a decrease in SIP trunking revenue. Sequentially, both Net2Phone Office and SIP trunking revenues increased.

UCaaS’ direct cost of revenue in 1Q17 expressed as a percentage of UCaaS’ revenue was 46.1%, a significant improvement from 53.2% in 1Q16 and from 49.5% in 4Q16.

SG&A expense for the segment was $3.3 million compared to $2.9 million (+11.9%) in 1Q16 and $3.0 million in 4Q16 (+8.0%). As a percentage of UCaaS’ revenue, SG&A in 1Q17 increased to 46.1%, compared to 41.8% in 1Q16 and 43.6% in 4Q16. The increases resulted from investments in both technology development and customer acquisition costs for Net2Phone Office and PicuP.

Depreciation and amortization expense in 1Q17 was $726 thousand compared to $657 thousand (+10.5%) in 1Q16 and $673 thousand (+7.9%) in 4Q16, reflecting the increase in capitalized costs relating to new products offerings.

UCaaS’ loss from operations was $174 thousand in 1Q17 compared to $302 thousand (-42.2%) in 1Q16 and $190 thousand (-8.2%) in 4Q16.

UCaaS’ Adjusted EBITDA in 1Q17 was $552 thousand compared to $355 thousand (+55.2%) in the year ago quarter and $483 thousand (+14.2%) in the sequential quarter.

Consumer Phone Services (CPS)

Consumer Phone Services sells local and long distance services domestically in 11 states, marketed under the brand name IDT America. CPS has been in harvest mode since fiscal 2006 - maximizing revenue from current customers while maintaining SG&A and other expenses at the minimum levels essential to operate the business. Results this quarter conformed to expectations.

CPS’ revenue decreased to $1.5 million in 1Q17 from $1.8 million (-18.5%) in 1Q16. CPS’ income from operations and Adjusted EBITDA in both 1Q17 and 1Q16 were $0.3 million.

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All Other

All Other includes IDT’s real estate holdings comprised of its public garage in Newark and commercial properties in Newark, Piscataway and Jerusalem, as well as other small businesses and investments including a minority interest in Cornerstone Pharmaceuticals, Inc.

During 1Q17, IDT invested $8 million in Cornerstone, a clinical stage, oncology-focused pharmaceutical company committed to the development and commercialization of therapies that exploit the metabolic differences between normal cells and cancer cells. IDT has invested $10 million in Cornerstone to date.

All Other previously included Zedge, a platform and mobile app centered on self-expression. Zedge was fully spun off from IDT to IDT’s shareholders on June 1, 2016. Because the disposition of our interest in Zedge did not meet the criteria to be reported as a discontinued operation, Zedge’s results of operations and cash flows continue to be included in prior comparative periods.

All Other’s revenue in 1Q17 was $0.5 million, a decrease from $3.1 million (-83.6%) in 1Q16. Exclusive of Zedge, revenue in 1Q16 was also $0.5 million.

All Other’s income from operations in 1Q17 was $90 thousand compared to $430 thousand in 1Q16.

Exclusive of Zedge, income from operations in 1Q16 was $79 thousand.

OTHER CONSOLIDATED RESULTS

Consolidated results for all periods presented include corporate overhead. In 1Q17, corporate G&A expense decreased to $1.1 million from $2.6 million (-58.1%) in the year ago quarter and from $2.7 million (-59.6%) in the prior quarter. The year over year and sequential reductions resulted from lower compensation costs and legal expenses, primarily due to non-routine reversals that may not be repeated in future periods.

Net income attributable to IDT in 1Q17 was $21.9 million, an increase from $4.2 million in the year ago quarter and from $11.0 million in 4Q16. Net income attributable to IDT in 1Q17 included a $2.1 million gain resulting from foreign currency transactions and a net benefit from income taxes of $14.4 million mostly due to the reversal of a previous valuation allowance on foreign deferred tax assets. Net income attributable to IDT in 1Q16 of $4.2 million included a provision for income taxes of $2.9 million. Net income attributable to IDT in 4Q16 was $11.0 million, including a $2.7 million gain on foreign currency transactions and a benefit from income taxes of $2.1 million.

At October 31, 2016, IDT had $149.7 million in unrestricted cash, cash equivalents and marketable securities. Additionally, at that date, IDT reported $81.1 million in current restricted cash and cash equivalents, which included $80.8 million of customer deposits held by IDT’s Gibraltar-based bank. Current assets and current liabilities were $318.7 million and $320.2 million, respectively.

Net cash provided by operating activities during 1Q17 was $5.5 million, compared to $14.0 million in 1Q16 and $13.2 million in 4Q16. For the same periods, capital expenditures were $5.5 million compared to $5.5 million and $4.4 million, respectively.

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DIVIDEND

IDT’s Board of Directors has declared a quarterly dividend of $0.19 per share of Class A and Class B common stock for 1Q17 to be paid on or about December 23, 2016. The dividend will be paid to stockholders of record as of the close of business on December 19, 2016. The ex-dividend date will be December 15, 2016. This distribution will be treated as an ordinary dividend for tax purposes.

IDT EARNINGS ANNOUNCEMENT & SUPPLEMENTAL INFORMATION

IDT will host an earnings conference call beginning at 5:30 PM ET today with management’s discussion of results, outlook and strategy followed by Q&A with investors.

To listen to the call and participate in the Q&A, dial toll-free 1-888-348-8417 (from U.S.) or 1-412-902-4243 (international) and request the IDT Corporation call.

A recording of the conference call can be accessed one hour after the call concludes through December 14, 2016 by dialing 1-844-512-2921 (toll free from the US) or 1-412-317-6671 (international) and providing this pin code: 10096086. The recording will also be available via streaming audio at the IDT investor relations website (www.idt.net/ir) following the call.

Copies of this release - including the reconciliation of the non-GAAP financial measures that are both used herein and referenced during management’s discussion of results - are also available in the Investor Relations portion of IDT’s website.

About IDT:

IDT Corporation (NYSE: IDT), through its IDT Telecom division, provides telecommunications and payment services to individuals and businesses primarily through its flagship BOSS Revolution® and Net2Phone® brands. IDT Telecom’s wholesale business is a leading global carrier of international long distance calls. For more information on IDT, visit www.idt.net.

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks, and should be consulted along with this release. To the extent permitted under applicable law, IDT assumes no obligation to update any forward-looking statements.

Contact:

IDT Corporation Investor Relations

Bill Ulrey

william.ulrey@idt.net

973-438-3838

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IDT CORPORATION
CONSOLIDATED BALANCE SHEETS

	October 31, 2016	July 31, 2016
	(Unaudited)
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$91,928	$109,537
Restricted cash and cash equivalents	81,133	98,822
Marketable securities	57,754	52,949
Trade accounts receivable, net of allowance for doubtful accounts of $4,851 at October 31, 2016 and $4,818 at July 31, 2016	59,420	49,283
Prepaid expenses	15,093	15,189
Other current assets	13,345	13,273
Total current assets	318,673	339,053
Property, plant and equipment, net	87,350	87,374
Goodwill	11,179	11,218
Other intangibles, net	740	843
Investments	22,294	14,024
Deferred income tax assets, net	24,033	9,554
Other assets	7,387	7,592
Total assets	$471,656	$469,658
Liabilities and equity
Current liabilities:
Trade accounts payable	$33,186	$30,253
Accrued expenses	119,212	117,434
Deferred revenue	83,764	86,178
Customer deposits	79,518	95,843
Income taxes payable	319	578
Other current liabilities	4,168	13,534
Total current liabilities	320,167	343,820
Other liabilities	1,559	1,635
Total liabilities	321,726	345,455
Commitments and contingencies
Equity:
IDT Corporation stockholders’ equity:
Preferred stock, $.01 par value; authorized shares—10,000; no shares issued	—	—
Class A common stock, $.01 par value; authorized shares—35,000; 3,272 shares issued and 1,574 shares outstanding at October 31, 2016 and July 31, 2016	33	33
Class B common stock, $.01 par value; authorized shares—200,000; 25,421 and 25,383 shares issued and 21,489 and 21,452 shares outstanding at October 31, 2016 and July 31, 2016, respectively	254	254
Additional paid-in capital	397,352	396,243
Treasury stock, at cost, consisting of 1,698 and 1,698 shares of Class A common stock and 3,932 and 3,931 shares of Class B common stock at October 31, 2016 and July 31, 2016, respectively	(115,339)	(115,316)
Accumulated other comprehensive loss	(6,629)	(3,744)
Accumulated deficit	(136,134)	(153,673)
Total IDT Corporation stockholders’ equity	139,537	123,797
Noncontrolling interests	10,393	406
Total equity	149,930	124,203
Total liabilities and equity	$471,656	$469,658

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IDT CORPORATION

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended October 31,
	2016	2015
	(in thousands, except per share data)

Revenues	$369,151	$390,578
Costs and expenses:
Direct cost of revenues (exclusive of depreciation and amortization)	313,029	324,511
Selling, general and administrative (i)	45,438	53,090
Depreciation and amortization	5,299	5,052
Total costs and expenses	363,766	382,653
Other operating expense	(199)	—
Income from operations	5,186	7,925
Interest income, net	301	158
Other income (expense), net	2,392	(610)
Income before income taxes	7,879	7,473
Benefit from (provision for) income taxes	14,415	(2,898)
Net income	22,294	4,575
Net income attributable to noncontrolling interests	(376)	(382)
Net income attributable to IDT Corporation	$21,918	$4,193

Earnings per share attributable to IDT Corporation common stockholders:
Basic	$0.97	$0.18
Diluted	$0.96	$0.18

Weighted-average number of shares used in calculation of earnings per share:
Basic	22,712	22,935
Diluted	22,899	22,969

Dividends declared per common share	$0.19	$0.18

(i) Stock-based compensation included in selling, general and administrative expenses	$702	$771

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IDT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended October 31,
	2016	2015
	(in thousands)
Operating activities
Net income	$22,294	$4,575
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,299	5,052
Deferred income taxes	(14,483)	2,785
Provision for doubtful accounts receivable	260	873
Realized gain on marketable securities	—	(543)
Interest in the equity of investments	(263)	155
Stock-based compensation	702	771
Change in assets and liabilities:
Restricted cash and cash equivalents	9,939	8,395
Trade accounts receivable	(13,132)	(2,091)
Prepaid expenses, other current assets and other assets	(10)	2,352
Trade accounts payable, accrued expenses, other current liabilities and other liabilities	6,384	(3,465)
Customer deposits	(9,127)	(4,985)
Income taxes payable	(259)	148
Deferred revenue	(2,114)	(69)
Net cash provided by operating activities	5,490	13,953
Investing activities
Capital expenditures	(5,515)	(5,519)
Proceeds from sale of interest in Fabrix Systems Ltd...	—	4,769
Cash used for investments	(8,008)	—
Proceeds from sale and redemption of investments	2	17
Purchases of marketable securities	(10,969)	(14,911)
Proceeds from maturities and sales of marketable securities	6,001	8,861
Net cash used in investing activities	(18,489)	(6,783)
Financing activities
Dividends paid	(4,379)	(4,199)
Distributions to noncontrolling interests	(389)	(600)
Proceeds from sale of member interests in CS Pharma Holdings, LLC	1,250	—
Proceeds from exercise of stock options	407	—
Repayment of note payable	—	(6,353)
Repurchases of Class B common stock	(23)	(23)
Net cash used in financing activities	(3,134)	(11,175)
Effect of exchange rate changes on cash and cash equivalents	(1,476)	(884)
Net decrease in cash and cash equivalents	(17,609)	(4,889)
Cash and cash equivalents at beginning of period	109,537	110,361
Cash and cash equivalents at end of period	$91,928	$105,472
Supplemental schedule of non-cash financing activities
Reclassification of liability for member interests in CS Pharma Holdings, LLC	$8,750	$—

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Reconciliation of Non-GAAP Financial Measures for the First Quarter Fiscal 2017 and 2016

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States of America (GAAP), IDT also disclosed, for 1Q17, 4Q16 and 1Q16, Adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share, or EPS, which are non-GAAP measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

IDT’s measure of Adjusted EBITDA consists of revenues less direct cost of revenues and selling, general and administrative expense. Another way of calculating Adjusted EBITDA is to start with income from operations, add depreciation and amortization, severance expense and other operating expense, and subtract the gain on the sale of member interest in Visa Europe Ltd.

IDT’s measure of non-GAAP net income starts with net income in accordance with GAAP and adds depreciation and amortization, severance expense, stock-based compensation and other operating expense, and subtracts the gain on the sale of member interest in Visa Europe Ltd. and the tax benefit from group relief.

IDT’s measure of non-GAAP diluted EPS is calculated by dividing non-GAAP net income by the diluted weighted-average shares.

These additions and subtractions are non-cash and/or non-routine items in the relevant fiscal 2017 and fiscal 2016 periods.

Management believes that IDT’s Adjusted EBITDA, non-GAAP net income and non-GAAP EPS measures provide useful information to both management and investors by excluding certain expenses and non-routine gains that may not be indicative of IDT’s or the relevant segment’s core operating results. Management uses Adjusted EBITDA, among other measures, as a relevant indicator of core operational strengths in its financial and operational decision making. In addition, management uses Adjusted EBITDA, non-GAAP net income and non-GAAP EPS to evaluate operating performance in relation to IDT’s competitors. Disclosure of these financial measures may be useful to investors in evaluating performance and allows for greater transparency to the underlying supplemental information used by management in its financial and operational decision-making. In addition, IDT has historically reported similar financial measures and believes such measures are commonly used by readers of financial information in assessing performance, therefore the inclusion of comparative numbers provides consistency in financial reporting at this time.

Management refers to Adjusted EBITDA, as well as the GAAP measures income (loss) from operations and net income, on a segment and/or consolidated level to facilitate internal and external comparisons to the segments’ and IDT's historical operating results, in making operating decisions, for budget and planning purposes, and to form the basis upon which management is compensated.

While depreciation and amortization are considered operating costs under GAAP, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. IDT’s operating results exclusive of depreciation and amortization charges are useful indicators of its current performance.

Severance expense is also excluded from the calculation of Adjusted EBITDA, non-GAAP net income and non-GAAP EPS. Severance expense is reflective of decisions made by management in each period regarding the aspects of IDT’s and its segments’ businesses to be focused on in light of changing market realities and other factors. While there may be similar charges in other periods, the nature and magnitude of these charges can fluctuate markedly and do not reflect the performance of IDT’s core and continuing operations.

The other operating expense and the gain on the sale of member interest in Visa Europe Ltd., which are components of income from operations, are excluded from the calculation of Adjusted EBITDA, non-GAAP net income and non-GAAP EPS. From time-to-time, IDT may dispose of certain assets or incur costs related to non-routine legal and regulatory matters. However, such disposals and legal and regulatory matters do not occur each quarter. IDT does not believe the gains or losses from asset sales or from non-routine legal and regulatory matters should be included in IDT’s or the relevant segment’s core operating results.

The other calculation of Adjusted EBITDA consists of revenues less direct cost of revenues and selling, general and administrative expense. As the other excluded items are not reflected in this calculation, they are excluded automatically and there is no need to make additional adjustments. This calculation results in the same Adjusted EBITDA amount and its utility and significance is as explained above.

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Stock-based compensation recognized by IDT and other companies may not be comparable because of the variety of types of awards as well as the various valuation methodologies and subjective assumptions that are permitted under GAAP. Stock-based compensation is excluded from IDT’s calculation of non-GAAP net income and non-GAAP EPS because management believes this allows investors to make more meaningful comparisons of the operating results per share of IDT’s core business with the results of other companies. However, stock-based compensation will continue to be a significant expense for IDT for the foreseeable future and an important part of employees’ compensation that impacts their performance.

The tax benefit from group relief is excluded from IDT’s calculation of non-GAAP net income and non-GAAP EPS because it only indirectly related to the current results of IDT’s core operations. Group relief is only available after all prior net operating losses are utilized by one entity and that entity is able to utilize the current period losses of a related entity. The income tax benefits were recorded by Elmion Netherlands B.V., a Netherlands subsidiary, in 1Q17 and IDT Global, a U.K. subsidiary, in 4Q16. Group relief is not anticipated to be ongoing and the related entities are expected to have a valuation allowance in future periods.

Adjusted EBITDA, non-GAAP net income and non-GAAP EPS should be considered in addition to, not as a substitute for, or superior to, income (loss) from operations, cash flow from operating activities, net income, basic and diluted earnings per share or other measures of liquidity and financial performance prepared in accordance with GAAP. In addition, IDT’s measurements of Adjusted EBITDA, non-GAAP net income and non-GAAP EPS may not be comparable to similarly titled measures reported by other companies.

Following are reconciliations of Adjusted EBITDA, non-GAAP net income and non-GAAP EPS to the most directly comparable GAAP measure, which are, (a) for Adjusted EBITDA, income (loss) from operations for IDT’s reportable segments and net income for IDT on a consolidated basis, (b) for non-GAAP net income, net income and, (c) for non-GAAP EPS, basic and diluted earnings per share.

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IDT Corporationv Reconciliation of Adjusted EBITDA to Net Income (unaudited) in millions Figures may not foot or cross-foot due to rounding to millions.

	Total IDT Corporation	Telecom Platform Services	UCaaS	Consumer Phone Services	All Other	Corporate
Three Months Ended October 31, 2016 (1Q17)
Adjusted EBITDA	$10.7	$10.4	$0.6	$0.3	$0.5	$(1.1)
Subtract:
Depreciation and amortization	5.3	4.2	0.7	-	0.4	-
Other operating expense	0.2	-	-	-	-	0.2
Income (loss) from operations	5.2	$6.2	$(0.1)	$0.3	$0.1	$(1.3)
Interest income, net	0.3
Other income, net	2.4
Income before income taxes	7.9
Benefit from income taxes	14.4
Net income	22.3
Net income attributable to noncontrolling interests	(0.4)
Net income attributable to IDT Corporation	$21.9

	Total IDT Corporation	Telecom Platform Services	UCaaS	Consumer Phone Services	All Other	Corporate
Three Months Ended July 31, 2016 (4Q16)
Adjusted EBITDA	$10.0	$11.4	$0.5	$0.2	$0.6	$(2.7)
Subtract (Add):
Depreciation and amortization	5.0	3.8	0.7	-	0.5	-
Severance expense	6.3	6.0	-	-	-	0.3
Gain on sale of member interest in Visa Europe Ltd.	(7.5)	(7.5)	-	-	-	-
Income (loss) from operations	6.2	$9.1	$(0.2)	$0.2	$0.1	$(3.0)
Interest income, net	0.3
Other income, net	2.8
Income before income taxes	9.3
Benefit from income taxes	2.1
Net income	11.4
Net income attributable to noncontrolling interests	(0.4)
Net income attributable to IDT Corporation	$11.0

12

IDT Corporation

Reconciliation of Adjusted EBITDA to Net Income

(unaudited)

in millions

Figures may not foot or cross-foot due to rounding to millions.

	Total IDT Corporation	Telecom Platform Services	UCaaS	Consumer Phone Services	All Other	Corporate
Three Months Ended October 31, 2015 (1Q16)
Adjusted EBITDA	$13.0	$13.7	$0.4	$0.3	$1.1	$(2.5)
Subtract:
Depreciation and amortization	5.1	3.7	0.7	-	0.7	-
Income (loss) from operations	7.9	$10.0	$(0.3)	$0.3	$0.4	$(2.5)
Interest income, net	0.2
Other expense, net	(0.6)
Income before income taxes	7.5
Provision for income taxes	(2.9)
Net income	4.6
Net income attributable to noncontrolling interests	(0.4)
Net income attributable to IDT Corporation	$4.2

13

IDT Corporation

Reconciliations of Net Income to Non-GAAP Net Income and Diluted EPS to Non-GAAP Diluted EPS

(unaudited)

in millions, except per share data

Figures may not foot due to rounding to millions.

	1Q17	4Q16	1Q16

Net income	$22.3	$11.4	$4.6
Adjustments (add) subtract:
Stock-based compensation	(0.7)	(0.4)	(0.8)
Depreciation and amortization	(5.3)	(5.0)	(5.0)
Other operating expense	(0.2)	-	-
Gain on sale of member interest in Visa Europe Ltd.	-	7.5	-
Tax benefit from group relief	16.6	0.9	-
Severance expense	-	(6.3)	-
Total adjustments	10.4	(3.3)	(5.8)
Income tax effect of total adjustments	1.8	3.2	2.3
	(12.2)	0.1	3.5
Non-GAAP net income	$10.1	$11.5	$8.1

Earnings per share:
Basic	$0.97	$0.49	$0.18
Total adjustments	(0.53)	0.02	0.17
Non-GAAP EPS - basic	$0.44	$0.51	$0.35

Weighted-average number of shares used in calculation of basic earnings per share	22.7	22.7	22.9

Diluted	$0.96	$0.48	$0.18
Total adjustments	(0.52)	0.02	0.17
Non-GAAP EPS - diluted	$0.44	$0.50	$0.35

Weighted-average number of shares used in calculation of diluted earnings per share	22.9	22.8	23.0

 14